EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

             We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 11, 2004, relating to the financial statements of Banner Corporation and subsidiaries, for the year ended December 31, 2003 appearing in the Annual Report on Form 10-K of Banner Corporation and subsidiaries for the year ended December 31, 2005 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/Deloitte & Touche LLP

Seattle, Washington
December 20, 2006